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                                                                   Exhibit 23.3


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of IONA Technologies PLC for the registration of 6,325,000 ordinary shares, and to the incorporation by reference therein of our report dated February 26, 2001, with respect to the financial statements of Netfish Technologies, Inc. for the year ended
December 31, 2000 included in the Report on Form 6-K of IONA Technologies PLC filed with the Securities and Exchange Commission on August 7, 2001.

                                             /s/ Ernst & Young LLP

San Jose, California

February 7, 2002